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                           A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                          THREE MONTHS ENDED MARCH 31,

                                                                     2003                      2002
                                                              ------------------        ------------------
BASIC
   Earnings
     Net earnings (loss)                                      $          767,583        $         (365,581)
                                                              ==================        ==================

   Shares
     Weighted average number of common
       shares outstanding                                             10,063,901                10,194,663
                                                              ==================        ==================

   Earnings (loss) per common share                           $              .08        $             (.04)
                                                              ==================        ==================

DILUTED
   Earnings
     Net earnings (loss)                                      $          767,583        $         (365,581)
                                                              ==================        ==================

   Shares
     Weighted average number of common
       shares outstanding                                             10,063,901                10,194,663
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants                          49,733                         -
                                                              ------------------        ------------------

     Weighted average number of common and
       common equivalent shares outstanding                           10,113,634                10,194,663
                                                              ==================        ==================

   Earnings (loss) per common share                           $              .08        $             (.04)
                                                              ==================        ==================
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